Exhibit 10.15
TECHNOLOGY COOPERATIVE AGREEMENT

This Technology Cooperative Agreement (this “Agreement”) is made effective as of March 24, 2006 (the “Effective Date”) by and between CASTion Corporation, a corporation organized and existing under the laws of Commonwealth of Massachusetts, having a principal address at 10 New Bond Street, Worcester, Massachusetts 01606 USA (“CASTion”) and ThermoEnergy Corporation, a corporation organized and existing under the laws of the State of Arkansas, having a principal address at 124 W. Capital Avenue, Suite 880, Little Rock, AR 72201 (“ThermoEnergy”).

WHEREAS, ThermoEnergy owns the exclusive worldwide rights to a certain patented ion exchange technology called the Ammonia Recovery Process (ARP) which it currently markets to municipal and industrial clients worldwide, and possesses proprietary engineering know-how and trade secrets related to the ARP technology (collectively, the “ThermoEnergy Technology”);

WHEREAS, CASTion owns certain patent-pending R-Cast™ brand technology and possesses proprietary engineering know-how and trade secrets (collectively, the “CASTion Technology”);

WHEREAS, ThermoEnergy is looking for new ways to increase market share either through optimization of existing technology or finding new water treatment technologies to offer its clients;

WHEREAS, ThermoEnergy and CASTion have determined that combining the ThermoEnergy Technology with the CASTion Technology (each independently a “System,” and each combination a “Combined System”) offers operational and economic advantages for certain potential clients greater than that of each System independently, and that CASTion has the ability to design, engineer and construct the System and Combined System;

WHEREAS, ThermoEnergy and CASTion desire to enter into this Technology Cooperative Agreement whereby CASTion will supply the ThermoEnergy Technology, the CASTion Technology and the Combined System to ThermoEnergy to enable it to market to potential clients worldwide the Combined System on an exclusive basis, and the CASTion System on a non-exclusive basis;

NOW, THEREFORE, for and in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which it is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.
Systems Supply. ThermoEnergy shall fulfill all commercial contracts by purchasing either a System or a Combined System exclusively from CASTion subject to the terms and specifications set forth in a System Purchase Agreement (the “System Purchase Agreement”), which the parties shall negotiate in good faith for execution prior to the date on which CASTion accepts the purchase order to which said System Purchase Agreement shall be attached.

2.
License to Construct and Fabricate. ThermoEnergy grants to CASTion, subject to the terms set forth in this Agreement, the right to construct and fabricate the ThermoEnergy Technology for the purpose of integrating it into the Combined System for sale to ThermoEnergy. ThermoEnergy represents and warrants that it shall provide to CASTion all information relating to the ThermoEnerngy Technology required by CASTion to perform its obligations under this Agreement.

3.
License to Recall. CASTion grants ThermoEnergy, subject to the terms set forth in this Agreement, an exclusive, nontransferable (except as provided in Section 7 herein), worldwide right and license, for the limited term specified in this Agreement, to use, demonstrate, and sell the Combined System, describe herein as supplied to it by CASTion, and a non-exclusive, nontransferable (except as provided in Section 7 herein), worldwide right and license, for the limited term specified in this Agreement, to use, demonstrate, and sell the CASTion System, described herein as supplied to it by CASTion.

4.
Ownership of Intellectual Property. For purposes of this Agreement, the System Sales Agreement, and the Non-Disclosure Agreements (the “NDA”) executed by and between the parties on or about August 25, 2003 and January 11, 2005, which agreements are incorporated herein and the non-disclosure obligations under which are hereby made perpetual, “Intellectual Property” means all rights of every nature relating to intellectual property, including without limitation (i) all United States and foreign patents and patent applications now or hereafter filed (including continuations, continuations-in-part, divisionals, reissues, reexaminations, and foreign counterparts thereof), and all rights with respect thereto, (ii) all trade secrets, (iii) all trademarks and trade names, and (iv) all copyrights and renewals thereof.

a.
ThermoEnergy Intellectual Property. All right, title and interest in and to the ThermoEnergy are and shall remain the sole and exclusive property of ThermoEnergy, subject to the rights and licenses granted herein. CASTion’s possession, installation, or use of the ThermoEnergy Technology does not transfer to CASTion any title to ThermoEnergy Intellectual Property, and CASTion shall not acquire any rights to the ThermoEnergy Intellectual Property except limited rights expressly set forth in this Agreement.

b.
CASTion Intellectual Property. All right, title and interest in and to the CAStion Technology, and any Intellectual Property developed by CASTion in the process of designing, manufacturing or testing the Combined Systems, are and shall remain the sole and exclusive property of CASTion, subject to the rights and licenses granted herein (collectively, the “CASTion Intellectual Property”). ThermoEnergy’s possession, installation, or use of the Combined System does not transfer to ThermoEnergy any title to CASTion Intellectual Property and ThermoEnergy shall not acquire any rights to the CASTion Intellectual Property except the limited rights expressly set forth in this Agreement.

5.
Term; Termination. This Agreement shall be effective as of the Effective Date and shall continue in effect for three (3) years, shall automatically renew for successive one (1) year terms thereafter unless terminated by either party in writing within sixty (60) days prior to the expiration of the then-current term. This Agreement may be terminated only if (i) the parties are unable to agree on mutually satisfactory terms to the System Sales Agreement, (ii) upon material breach Section 1, 2, 3, or 4 of this Agreement, unless such breach of Section 1, 2, or 3 is cured within thirty (30) days of receipt of written notice by the breaching party, or (iii) if either party should file for insolvency under the US Bankruptcy Protection Act. Upon termination, the licenses and rights granted herein shall expire immediately, and each party shall return to the other party any Confidential Information of the other in its possession. Sections 4 and 8 of this Agreement, the NDA, and those provisions of the System Sales Agreements required by the context, shall survive termination of this Agreement.

6.
Relationship of the Parties. CASTion and ThermoEnergy are independent contractors, and nothing in this Agreement shall be construed as making them partners or as creating the relationships of employer and employee, master and servant, or principal and agent between them, for any purpose whatsoever. Neither party shall make any contracts, warranties or representations or assume or create any other obligations, express or implied, in the other party’s name or on its behalf.

7.
Assignment. Neither party hereto shall (by operation of law or otherwise) assign, transfer or subcontract its rights or delegate its performance under this Agreement without the prior written consent of the other party hereto and any such assignment, transfer or delegation without such consent shall be void and of no force or effect; provided, however that either party hereto may assign all of its rights and obligations hereunder to a successor to all or substantially all of its business and assets (by acquisition, merger, sale of assets or otherwise) who accepts the terms of this Agreement in writing. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

8.
Governing Law and Forum. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without regard to choice of law principles; and each party irrevocably (i) agrees that any action proceeding arising from or relating to this Agreement may be brought only in the courts of Massachusetts or the U.S. District Court located in Boston, Massachusetts, (ii) consents, for itself and in respect of its property, to the jurisdiction of each such court in any such action or proceeding, and (iii) waives any objection to proceeding in such venue, including that the forum is inconvenient. The application of the U.N. Convention on Contracts for the International Sale of Goods is specifically excluded from this Agreement.

EACH PARTY ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT, UNDERSTANDS, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS.

CASTION CORPORATION	THERMOENERGY CORPORATION

By: /s/ Jeff Powell	By: /s/ Dennis C. Cossey
Jeff Powell President & CEO	Dennis Cossey President & CEO
Date: March 24, 2006	Date: March 24, 2006